COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY COMPLETES DISPOSITION OF THE 725-ROOM LEXINGTON HOTEL IN NEW YORK CITY

BETHESDA, Maryland, Thursday, July 1, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) announced today that it completed the disposition of the 725-room Lexington Hotel in New York City on June 30, 2021 for $185.3 million. Including the Company’s projected capital expenditures, the sale price represents a 14.2x multiple on 2019 Hotel EBITDA and a 5.4% capitalization rate on 2019 Hotel net operating income. The Company intends to redeploy the net proceeds from the sale to acquire high-growth experiential resort and urban lifestyle hotels aligned with its investment strategy.

“We are pleased to announce the closing of this transaction, which right-sizes our portfolio’s exposure to New York City,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “This disposition also provides DiamondRock with significant investment capacity for on-strategy acquisitions.”

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 29 premium quality hotels with over 8,800 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the

Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Selected Historical Quarterly Comparable Operating Information (unaudited)

The following tables include historical quarterly operating results for the Company’s 29 hotels owned as of July 1, 2021.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$218.55	$248.50	$236.28	$241.17	$236.62
Occupancy	72.6%	82.3%	81.7%	76.0%	78.1%
RevPAR	$158.65	$204.41	$193.06	$183.18	$184.92
Total RevPAR	$239.49	$296.90	$271.82	$265.16	$268.42
Revenues (in thousands)	$191,115	$239,643	$221,941	$216,506	$869,205
Hotel Adjusted EBITDA (in thousands)	$48,005	$83,456	$68,810	$63,268	$263,539
Hotel Adjusted EBITDA Margin	25.12%	34.83%	31.00%	29.22%	30.32%
Available Rooms	798,014	807,170	816,500	816,500	3,238,184

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020	Quarter 4, 2020	Full Year 2020
ADR	$219.29	$175.76	$202.44	$200.95	$208.77
Occupancy	58.9%	9.2%	20.1%	23.6%	27.9%
RevPAR	$129.23	$16.22	$40.62	$47.36	$58.28
Total RevPAR	$199.78	$25.16	$61.13	$72.23	$89.45
Revenues (in thousands)	$161,347	$20,323	$49,914	$58,974	$290,558
Hotel Adjusted EBITDA (in thousands)	$21,521	$(26,757)	$(14,592)	$(4,526)	$(24,354)
Hotel Adjusted EBITDA Margin	13.34%	(131.66)%	(29.23)%	(7.67)%	(8.38)%
Available Rooms	807,625	807,625	816,500	816,500	3,248,250

Quarter 1, 2021
ADR	$216.85
Occupancy	29.1%
RevPAR	$63.11
Total RevPAR	$91.25
Revenues (in thousands)	$72,895
Hotel Adjusted EBITDA (in thousands)	$655
Hotel Adjusted EBITDA Margin	0.90%
Available Rooms	798,840
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